EXHIBIT INDEX

5. Opinion of Counsel and consent to its use as to the securities being registered.

23.    Consent of Independent Registered Public Accounting Firm.

24.1   Power of Attorney to sign this Registration Statement, dated April 13,
       2005.

24.2   Power of Attorney to sign this Registration Statement, dated July 7,
       2004.